EXHIBIT 32.2

SECTION 906 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL
FINANCIAL OFFICER OF ODENZA CORP.

In connection with the accompanying Quarterly Report on Form 10-Q of Odenza Corp. for the quarter ended April 30, 2014, the undersigned, C.K. Lee, Chief Financial Officer and Treasurer of Odenza Corp., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended April 30, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended April 30, 2014 fairly presents, in all material respects, the financial condition and results of operations of Odenza Corp.

Date: June 02, 2014	By: /s/ C.K. LEE
C.K. LEE
Chief Financial Officer,
Principal Accounting Officer and Treasurer